EXHIBIT 10.2
                                    April 2, 1998

SPS Transaction Services, Inc.
2500 Lake Cook Road
Riverwoods, Illinois 60015

Dear Gentlemen:

This letter shall amend the letter agreement dated as of September 1, 1995, between Morgan Stanley Dean Witter & Co. (formerly, Dean Witter, Discover & Co.) ("Lender") and SPS Transaction Services, Inc. ("Borrower"), as amended pursuant to the letter agreements dated as of May 3, 1996 and April 13, 1997, between Lender and Borrower (collectively, the "Facility Fee Agreement"), regarding the Facility Fee payable by Borrower to Lender in connection with Loans made by Lender to Borrower under the Financing Agreements. Capitalized terms used herein (and not otherwise defined herein) shall have the same meanings as set forth in the Facility Fee Agreement.

Effective as of the date hereof, the parties agree that the current Schedule I to the Facility Fee Agreement as set forth in Schedule I attached hereto shall remain in full force and effect and further that upon the amendment, termination, expiration or supplementation of the Credit Agreement dated as of November 21, 1997 among Lender, the banks listed therein, the Managing Agents referred to and defined therein, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Documentation Agent, Lender may, upon ten
(10) days prior written notice to Borrower, adjust subpart (ix) in Schedule I to reflect changes in Lender's costs related to any change in Lender's ratings (as defined in its then existing revolving credit agreements); provided further that the portion of the Facility Fee covered under subpart (ix) shall be determined in a manner consistent with past practice. Except as provided herein, the Facility Fee Agreement shall remain in full force and effect.

If the foregoing is acceptable, please sign the enclosed copy of this letter agreement and return it to my attention.
                                    Very truly yours,

                                    MORGAN STANLEY DEAN WITTER & CO.

                                    By:/s/ Alexander Frank

                                    Its: Treasurer

ACCEPTED AND AGREED

SPS TRANSACTION SERVICES, INC.

By:/s/ Robert L. Wieseneck

Its: President





                                SCHEDULE I


   For the purposes of this letter agreement, the "Facility Fee" for any Payment Date shall mean the product of (x) the actual number of days in the month in which such Payment Date falls divided by 365 or 366, as applicable, and (y) the sum of (i) .00025 times the portion of the Average Loan Amount up to or equal to $250,000,000, (ii) .0005 times the portion of the Average Loan Amount greater than $250,000,000, but less than or equal to $500,000,000, (iii)
 .001 times the portion of the Average Loan Amount greater than $500,000,000, but less than or equal to $750,000,000, (iv) .0015 times the portion of the Average Loan Amount greater than $750,000,000, but less than or equal to $1,000,000,000, (v) .00175 times the portion of the Average Loan Amount greater than $1,000,000,000, but less than or equal to $1,250,000,000, (vi) .002 times the portion of the Average Loan Amount greater than $1,250,000,000, but less than or equal to $1,500,000,000, (vii) .00225 times the portion of the Average Loan Amount greater than $1,500,000,000, but less than or equal to $1,750,000,000, (viii) .0025 times the portion of the Average Loan Amount greater than $1,750,000,000 and (ix) .000745 times the maximum amount of the Commitment (as defined in and pursuant to the Borrowing Agreement, as amended or modified from time to time).

   For the purposes of this letter agreement, the "Average Loan Amount" for any Payment Date shall mean the sum of the principal amount of any Loans outstanding for each day during the calendar month preceding such Payment Date divided by the number of days during such month.
                                                                       4/2/97

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